Exhibit 99.1

PROXY CARD

VIVEON HEALTH ACQUISITION CORP.
c/o Gibson, Deal & Fletcher, PC
Spalding Exchange
3953 Holcomb Bridge Road
Suite 200
Norcross, Georgia 30092

SPECIAL MEETING OF STOCKHOLDERS

[●], 2022

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

VIVEON HEALTH ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
[●], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated [●], 2022, in connection with the Special Meeting to be held at [●] a.m. ET on [●], 2022 in a virtual meeting format at https://www.cstproxy.com/viveon/sm2022:

Telephone Access (listen only):

US/CANADA Toll-Free Dial-In Number:	1 800-450-7155 (toll-free)
Outside of the U.S. and Canada:	+1 857-999-9155
Conference ID:	4569315#

The undersigned hereby appoints Jagi Gill, the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the common stock, of VIVEON HEALTH ACQUISITION CORP. (“Viveon”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL 1 THROUGH 9 BELOW.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(1)	Proposal 1. The Business Combination Proposal — to consider and approve the transactions contemplated under the Merger Agreement, dated January 12, 2022, by and among Viveon, Viveon Health Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viveon, and Suneva Medical, Inc.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

(2)	Proposal 2. The Charter Amendment Proposal —to approve, assuming the Business Combination Proposal is approved and adopted, the Second Amended and Restated Certificate of Incorporation of Suneva Holdings, Inc. following the consummation of the Business Combination (the “Proposed Charter”).

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

(3)	Proposal 3. The Advisory Charter Proposal — to approve and adopt, on a non-binding advisory basis, certain differences between Viveon’s current Amended and Restated Certificate of Incorporation (the “Existing Charter”), as and the Proposed Charter, which are being presented as nine separate sub-proposals:

1.	Advisory Charter Proposal A — Name Change — to change Viveon’s name to “Suneva Holdings, Inc.;”

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

2.	Advisory Charter Proposal B — Authorized Shares — to increase the number of authorized shares from 61 million to 310 million, which includes 300 million shares of common stock and 10 million shares of preferred stock.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.	Advisory Charter Proposal C — Classified Board — to establish three classes of directors to serve on the board of directors of Suneva Holdings, Inc.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

4.	Advisory Charter Proposal D — Voting Threshold for Removal of Directors — to increase the required vote threshold for the removal of directors for cause by the affirmative vote of the holders of at least 66&frac23;% of the voting power of all then-outstanding shares of capital stock of Suneva Holdings, Inc. entitled to vote generally at an election of directors, voting together as a single class.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

5.	Advisory Charter Proposal E — Amendment of Voting Threshold for Bylaws Amendment — Requiring the approval by affirmative vote of holders of at least 66⅔% of the voting power of Suneva Holdings, Inc.’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to Suneva Holdings, Inc.’s bylaws.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

6.	Advisory Charter Proposal F — Provisions Specific to a Blank Check Company — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant to Suneva Holdings, Inc. following the closing of the Business Combination.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

7.	Advisory Charter Proposal G — Corporate Opportunity Charter Amendment — to eliminate the current limitations in place on the corporate opportunity doctrine.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

8.	Advisory Charter Proposal H — Section 203 — to provide that Suneva Holdings, Inc. will be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”), which provides for certain restrictions regarding business combinations (as defined under Section 203 of the DGCL) with interested stockholders for a period of three years, subject to certain conditions.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

9.	Advisory Charter Proposal I — Venue for Claims by Stockholders — to amend the Existing Charter such that proper venue for certain derivative claims and claims by stockholders will be in the Court of Chancery for the State of Delaware, the federal district court for the District of Delaware, or the federal district courts of the United States for a claim arising under the Securities Act.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Proposal 4. The NYSE American Proposal — to approve, for purposes of complying with NYSE American Rules, (i) the issuance of 25,258,208 shares of Viveon Common Stock at the closing and the resulting change in control in connection with the Business Combination, and (ii) the issuance of up to 12,000,000 shares of Common Stock as Earnout Consideration after the closing of the Business Combination.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Proposal 5. The Directors Proposal — to elect, effective as of the consummation of the Business Combination, Dennis Condon, Ron Eastman, Patricia Altavilla, Vince Ippolito, Brian Chee, Demetrios G. (Jim) Logothetis and Jagi Gill, as directors to serve on New Suneva’s board of directors.

Dennis Condon	☐ FOR	☐ WITHHOLD

Ron Eastman	☐ FOR	☐ WITHHOLD

Patricia Altavilla	☐ FOR	☐ WITHHOLD

Vince Ippolito	☐ FOR	☐ WITHHOLD

Brian Chee	☐ FOR	☐ WITHHOLD

Demetrios G. (Jim) Logothetis	☐ FOR	☐ WITHHOLD

Jagi Gill	☐ FOR	☐ WITHHOLD

Proposal 6. The Incentive Plan Proposal- To approve the Suneva Holdings, Inc. 2022 Equity and Incentive Plan Proposal, in connection with the Business Combination.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Proposal 7. The Employee Stock Purchase Plan Proposal - To approve the Suneva Holdings, Inc. 2022 Employee Stock Purchase Plan, in connection with the Business Combination.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Proposal 8.  The Existing Charter Amendment Proposal.— To approve to modify Article FIFTH (D) in the Existing Charter in order to expand the methods that Viveon may employ to not become subject to Rule 3a51-1, promulgated under the Securities Exchange Act of 1934, as amended, also referred to as the “penny stock rules.”

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

 Proposal 9. The Adjournment Proposal To approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event Viveon does not receive the requisite stockholder vote to approve the Proposals.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO [__________]. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 and 9 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to the Secretary of Viveon prior to the Special Meeting of Stockholders or by filing with the Secretary of Viveon prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Viveon on a form provided at the Special Meeting of Stockholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below o

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note:  Please sign exactly as your name or names appear on this proxy. When shares of Common Stock are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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